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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2008

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 (Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

                           Nevada

 33-23473

11-2917728

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                  (State or other jurisdiction     (Commission File Number)     (IRS Employer ID No.)

                  of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-999-9999

NA

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 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01     Other Events

On November 14, 2008, Cordia Corporation (“Cordia”) Cordia issued a press release and on November 17, 2008 Cordia held a conference call, the topic of which was its quarter ended September 30, 2008 results.  Both the press release and the conference call contained reference to Cordia’s EBITDA for that period.

Consistent with Securities and Exchange Commission's Regulation G, the following table provides a reconciliation of Cordia's EBITDA for the three-month periods ended September 30, 2008 and 2007, to the Generally Accepted Accounting Principles (GAAP) measure of net income. EBITDA is not a measure under GAAP, is not meant to be a replacement for GAAP and should not be considered as an alternative to net income as a measure of performance or to cash flows as a measure of liquidity. We have included EBITDA data to assist in understanding our operating results. EBITDA is a measure commonly used in the telecommunications industry, and many securities analysts use EBITDA as a way of evaluating our financial performance.

	For the Quarter Ended
	September 30,

	2008	2007
Reconciliation of EBITDA with net (loss) income

Net income (loss)	$ (754,000)	$ (304,000)

Depreciation and amortization	445,000	292,000

Other (income) expense	533,000	206,000

Income tax expense (benefit)	9,000	-

EBITDA	$ 233,000	$ 194,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                       Cordia Corporation

                                                                                                                                      By: /s/ Joel Dupré

Date: November 17, 2008

       Joel Dupré, Chief Executive Officer,

                                                                                                                                       Duly Authorized Officer